As filed with the Securities and Exchange Commission on October 30, 2003

                                                 Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------
                         HYPERION SOLUTIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                 ----------------
         Delaware                                             77-0277772
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              1344 Crossman Avenue
                           Sunnyvale, California 94089
              (Address of Registrant's principal executive offices)

                          SQRIBE 1995 STOCK OPTION PLAN
                   BRIO SOFTWARE, INC. 1998 STOCK OPTION PLAN
              BRIO SOFTWARE, INC. 1998 DIRECTORS' STOCK OPTION PLAN
            BRIO SOFTWARE, INC. 2000 NON-EXECUTIVE STOCK OPTION PLAN
                            (Full title of the Plans)

                                ---------------
                                Jeffrey R. Rodek
                              Chairman of the Board
                           and Chief Executive Officer
                         Hyperion Solutions Corporation
                              1344 Crossman Avenue
                           Sunnyvale, California 94089
                                 (408) 744-9500
            (Name, address and telephone number of agent for service)
                               -----------------


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                         CALCULATION OF REGISTRATION FEE
                                                                                                                        Amount of
    Title of Each Class of Securities        Amount to be      Proposed Maximum Offering       Proposed Maximum       Registration
            to be Registered                 Registered(1)          Price Per Share        Aggregate Offering Price        Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value per          1,086,727 shares         $21.07(2)                  $22,892,230.27         $1,851.99
share, of Hyperion Solutions Corporation      867,591 shares         $32.12(3)                  $27,867,022.92         $2,254.44
-----------------------------------------------------------------------------------------------------------------------------------
                                    TOTAL   1,954,318 shares         $25.97                     $50,759,253.19         $4,106.43(4)
===================================================================================================================================

(1) This registration statement on Form S-8 (this "Registration Statement") also covers any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of Hyperion Solutions Corporation (the "Registrant") that become issuable under the Sqribe 1995 Stock Option Plan (the "Sqribe Plan"), the Brio Software, Inc. 1998 Stock Option Plan (the "1998 Plan"), the Brio Software, Inc. 1998 Directors' Stock Option Plan (the "Directors' Plan") and the Brio Software, Inc. 2000 Non-Executive Stock Option Plan (the "2000 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the per share weighted average exercise price of the 12,420 shares of Common Stock subject to outstanding but unexercised options granted under the Sqribe Plan, 657,957 shares of Common Stock subject to outstanding but unexercised options granted under the 1998 Plan, 12,600 shares of Common Stock subject to outstanding but unexercised options granted under the Directors' Plan and 403,750 shares of Common Stock subject to outstanding but unexercised options granted under the 2000 Plan.

(3) The proposed maximum offering price per share as to the 844,791 shares of Common Stock authorized for issuance pursuant to future awards granted under the 1998 Plan and 22,800 shares of Common Stock authorized for issuance pursuant to future awards granted under the Directors' Plan has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked price of the Common Stock as reported on the Nasdaq National Market on October 23, 2003.

(4) Pursuant to Rule 457(p) of the Securities Act, the aggregate amount of the registration fee is offset by $2,382.16, representing an amount of the registration fee previously paid by the Registrant in connection with the filing of the Registration Statement on Form S-4, filed August 15, 2003 (Registration No. 333-108036), associated with options to purchase 9,056,058 shares of common stock of Brio Software, Inc ("Brio") that have not been exercised as of the close of business on October 16, 2003, the date of consummation of the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of July 23, 2003, by and among the Registrant, Brio, and T-Bird Acquisition, Inc.

                                Explanatory Note

         Hyperion Solutions Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 (this "Registration Statement") relating to up to (i) 12,420 shares of common stock, par value $0.001 per share, of the Registrant ("Common Stock"), issuable by the Registrant in connection with the exercise of options that have been granted under the Sqribe 1995 Stock Option Plan (the "Sqribe Plan"), (ii) 1,502,748 shares of Common Stock issuable by the Registrant in connection with the exercise of options that have been granted, and that are available for issuance pursuant to future awards, under the Brio Software, Inc. 1998 Stock Option Plan (the "1998 Plan"), (iii) 35,400 shares of Common Stock issuable by the Registrant in connection with the exercise of options that have been granted, and that are available for issuance pursuant to future awards, under the Brio Software, Inc. 1998 Directors' Stock Option Plan (the "Directors' Plan") and (iv) 403,750 shares of Common Stock issuable by the Registrant in connection with the exercise of options that have been granted under the Brio Software, Inc. 2000 Non-Executive Stock Option Plan (the "2000 Plan").

         On October 16, 2003, T-Bird Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant, merged (the "Merger") with and into Brio Software, Inc., a Delaware corporation ("Brio"), pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 23, 2003, by and among the Registrant, Brio, and T-Bird Acquisition, Inc. At the time the Merger was consummated (the "Effective Time"), among other things, each outstanding share of Brio common stock, par value $.001 per share ("Brio Common Stock"), was converted into the right to receive 0.109 of a share of Common Stock and $0.363 in cash. Pursuant to the Merger Agreement, the outstanding stock options granted under the Sqribe Plan, the 1998 Plan, the Directors' Plan and the 2000 Plan are no longer exercisable for shares of Brio Common Stock but, instead, are exercisable for shares of Common Stock based on an exchange ratio equal to the sum of 0.109 plus the quotient obtained by dividing $0.363 by the average of the per share closing price of Common Stock during the five consecutive trading days ending on the trading day immediately preceding the consummation of the Merger, as set forth in the Merger Agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*




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*     Information required by Part I to be contained in the Section 10(a)
      prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed August 13, 2003;

         (b) the Registrant's Current Reports on Form 8-K dated July 23, September 26, October 16 and October 21, 2003; and

         (c) the description of the Registrant's Common Stock as set forth in the Registrant's Registration Statement on Form 8-A, filed on September 19, 1995, and as amended on November 3, 1995.

         All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Registrant's certificate of incorporation and by-laws provide that a director shall, to the fullest extent permitted by the Delaware General Corporation Law, not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's certificate of incorporation and by-laws also indemnify any director, officer, employee to the full extent authorized or permitted by the Delaware General Corporation Law. However, no indemnification against expenses shall be made if the director, officer or employee was judged to be liable to the corporation in a derivative action and the indemnification would be against applicable law, unless and to the extent that a Delaware court determines that indemnification should be made. The Registrant will also indemnify the director, officer or employee against expenses actually and reasonably incurred by them with respect to each claim to the extent that they are successful in the defense of such claim.

         If a director, officer or employee is held to be jointly liable with the Registrant, the Registrant will pay the entire amount of the judgment, unless the director, officer or employee is required to pay the judgment directly. In the latter case, the Registrant will contribute to the payment made to such person, based upon the relative benefit received by such person and the Registrant from the transaction from which the proceeding arose, and the contribution may be further adjusted based on relative fault.

         To obtain indemnification, the director, officer or employee must submit to the Registrant a written request for indemnification. A determination of eligibility for indemnification will be made by a majority of disinterested directors, by independent counsel or by the stockholders of the Registrant, based upon procedures specified in the Registrant's certificate of incorporation and by-laws.

         The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         The Registrant has director and officer liability insurance which insures directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California as of October 28, 2003.

                                    HYPERION SOLUTIONS CORPORATION

                                    By: /s/ Jeffrey R. Rodek
                                       -----------------------------------------
                                       Jeffrey R. Rodek
                                       Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David W. Odell and Jeffrey R. Rodek as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of October 28, 2003.

         SIGNATURE                                     TITLE
-----------------------------------     ----------------------------------------

/s/ Jeffrey R. Rodek
-------------------------------            Chairman and Chief Executive Officer
Jeffrey R. Rodek                           (Principal Executive Officer)

/s/ David W. Odell
-------------------------------            Chief Financial Officer
David W. Odell                             (Principal Financial Officer)


-------------------------------            Director
Henry R. Autry

         SIGNATURE                                     TITLE
-----------------------------------     ----------------------------------------
/s/ Terry Carlitz
-------------------------------            Director
Terry Carlitz

/s/ Gary G. Greenfield
-------------------------------            Director
Gary G. Greenfield

/s/ Aldo Papone
-------------------------------            Director
Aldo Papone

/s/ John Riccitiello
-------------------------------            Director
John Riccitiello

                                INDEX TO EXHIBITS


Exhibit
Number                          Exhibit Document
--------    --------------------------------------------------------------------
   4.1      Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form
            8-K, dated August 24, 1998).

   4.2 Registrant's Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form S-4 (file no. 333-57197), as amended, originally filed on June 18,
            1998).

   4.3*     Sqribe 1995 Stock Option Plan.

   4.4*     Brio Software, Inc. 1998 Stock Option Plan.

   4.5*     Brio Software, Inc. 1998 Director's Stock Option Plan.

   4.6*     Brio Software, Inc. 2000 Non-Executive Stock Option Plan.

   5.1* Opinion of Shearman & Sterling LLP, Counsel to the Registrant, regarding the legality of securities being registered.

   23.1*    Consent of PricewaterhouseCoopers LLP.

   23.2* Consent of Shearman & Sterling LLP (contained in the opinion filed as Exhibit 5.1 hereto).

   24.1* Power of Attorney (contained in the signature page to this Registration Statement).



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*    Filed herewith